Exhibit 99.1

FOR IMMEDIATE RELEASE

July 11, 2018

ART’S WAY MANUFACTURING ANNOUNCES SECOND QUARTER AND YEAR TO DATE FISCAL 2018 FINANCIAL RESULTS

Conference Call Scheduled for July 12, 2018

ARMSTRONG, IOWA, July 11, 2018 – Art’s Way Manufacturing Co., Inc. (NASDAQ: ARTW), a diversified, international manufacturer and distributor of equipment serving agricultural, research and steel cutting needs, announces its financial results for the second quarter and year to date of fiscal 2018.

In conjunction with the release, the Company has scheduled a conference call for Thursday, July 12, 2018 at 10:00 AM CT. Marc H. McConnell, Chairman of the Board of Directors of Art’s Way Manufacturing, and Carrie Gunnerson, President, Chief Executive Officer and Interim Chief Financial Officer will be leading the call to discuss the second quarter and year to date fiscal 2018 financial results.

What: Art’s Way Manufacturing, Inc. Second Quarter and Year to Date Fiscal 2018 Financial Results.

When: Thursday, July 12, 2018 10:00 AM CT.

How: Live via phone by dialing (877) 358-7309. Code: Art’s Way Manufacturing. Participants to the conference call should call in at least 5 minutes prior to the start time. A replay of the call will be archived on the Company’s website for 12 months. www.artsway-mfg.com/

	For the Three Months Ended
	(Continuing Operations, Consolidated)
	May 31, 2018	May 31, 2017
Sales	$5,294,000	$4,689,000
Operating (Loss)	$(458,000)	$(721,000)
Net (Loss)	$(654,000)	$(509,000)
EPS (Basic)	$(0.16)	$(0.12)
EPS (Diluted)	$(0.16)	$(0.12)

Weighted Average Shares Outstanding:
Basic	4,213,893	4,158,969
Diluted	4,213,893	4,158,969

	For the Six Months Ended
	(Continuing Operations, Consolidated)
	May 31, 2018	May 31, 2017
Sales	$10,660,000	$9,111,000
Operating (Loss)	$(767,000)	$(1,074,000)
Net (Loss)	$(1,181,000)	$(763,000)
EPS (Basic)	$(0.28)	$(0.18)
EPS (Diluted)	$(0.28)	$(0.18)

Weighted Average Shares Outstanding:
Basic	4,192,592	4,142,672
Diluted	4,192,592	4,142,672

Sales: Our consolidated corporate sales for continuing operations for the three- and six-month periods ended May 31, 2018 were $5,294,000 and $10,660,000 compared to $4,689,000 and $9,111,000 during the same respective periods in fiscal 2017, a $605,000, or 12.9%, increase for the three months and a $1,549,000, or 17.0%, increase for the six months. The increases in revenue are primarily due to the increased demand for our agricultural products and modular buildings. Consolidated gross margin for the three-month period ended May 31, 2018 was 20.9% compared to 17.3% for the same period in fiscal 2017. Consolidated gross margin for the six-month period ended May 31, 2018 was 21.2% compared to 21.1% for the same period in fiscal 2017. These increased gross margins are largely attributable to the agricultural products segment as margins have decreased in our modular building and tools segments.

Income (Loss) from Continuing Operations: Consolidated net (loss) from continuing operations was $(654,000) for the three-month period and $(1,181,000) for the six-month period ended May 31, 2018 compared to net (loss) of $(509,000) and $(763,000) for the same respective periods in fiscal 2017. The increased loss from continuing operations was largely due to the revaluing of our deferred tax asset at the new income tax rates for the 2018 tax year, which was a loss of approximately $(300,000), along with the liquidation of our Canadian subsidiary. We recognized a loss of approximately $(253,000) from the liquidation of our Canadian subsidiary related to the cumulative translation adjustment in the second quarter of fiscal 2018. These expenses were non-cash expenses and one-time adjustments.

Earnings (Loss) per Share from Continuing Operations: (Loss) per basic and diluted share from continuing operations for the second quarter of fiscal 2018 was $(0.16), compared to (loss) per basic and diluted share from continuing operations of $(0.12) for the same period in fiscal 2017. (Loss) per basic and diluted share from continuing operations for the six months ended May 31, 2018 was $(0.28), compared to (loss) per basic and diluted share from continuing operations of $(0.18) for the same period in fiscal 2017.

Chairman of the Art’s Way Board of Directors, Marc H. McConnell reports, “As we have reported over the last few quarters, we are beginning to see some positive signs in the marketplace. We are pleased to report stronger second quarter revenues than a year ago and greater success selling non-strategic inventory than we’ve had at any point during this agricultural market downturn. We observe that dealers have been more willing to stock whole goods and feel that is a fair indicator for the direction things are starting to go.”

“Amid these improving conditions, we did incur significant charges and expenses that negatively impacted our profitability for the quarter, most significantly an accumulated loss on currency translation of $253,000, prompted by the closure of our Art’s Way International entity. We have been very active in reducing our non-strategic inventory by building out material purchased years ago into whole goods, liquidating whole goods at the expense of margins, and scrapping material where necessary. These expenses, charges, and low-margin sales are the short-term pain of making the proper long-term decisions to simplify our business and position it for success going forward.”

“As we look at the second half of the fiscal year we find ourselves in an ever-improving position but do have more uncertainty than at any point in recent memory. Concerns over tariffs have driven up material costs while simultaneously rattling commodity markets that drive much of our business. Such circumstances make future outcomes hard to predict but we know that staying focused on quality, customer service, product development, continuous improvement, and reducing our borrowings will serve our company best in the long-term. We are making meaningful strides in all of these areas and are building the foundation of what we believe will be a sustainably profitable business in the years ahead.”

About Art’s Way Manufacturing Co., Inc.

Art’s Way manufactures and distributes farm machinery niche products including animal feed processing equipment, sugar beet defoliators and harvesters, land maintenance equipment, plows, hay and forage equipment, manure spreaders, reels for combines and swathers, and top and bottom drive augers, as well as modular animal confinement buildings and laboratories, and specialty tools and inserts. After-market service parts are also an important part of Art’s Way’s business. Art’s Way has three reporting segments: agricultural products; modular buildings; and tools.

For more information, including an archived version of the conference call, contact: Carrie Gunnerson, President, Chief Executive Officer and Interim Chief Financial Officer

712-864-3131

investorrelations@artsway-mfg.com

Or visit the Company's website at www.artsway-mfg.com/

Cautionary Statements

This news release includes “forward-looking statements” within the meaning of the federal securities laws. Statements made in this release that are not strictly statements of historical facts, including our expectations regarding: (i) our business position; (ii) future results; (iii) future operational changes; (iv) future costs of materials; (v) the timing of increased performance; and (vi) the benefits of our business model and strategy, are forward-looking statements. Statements of anticipated future results are based on current expectations and are subject to a number of risks and uncertainties, including, but not limited to: customer demand for our products; credit-worthiness of our customers; our ability to operate at lower expense levels; our ability to complete projects in a timely and efficient manner in accordance with customer specifications; our ability to renew or obtain financing on reasonable terms; our ability to repay current debt, continue to meet debt obligations and comply with financial covenants; domestic and international economic conditions, including the impact of tariffs; factors affecting the strength of the agricultural sector; the cost of raw materials; unexpected changes to performance by our operating segments; obstacles related to liquidation of product lines and segments; and other factors detailed from time to time in our Securities and Exchange Commission filings. Actual results may differ markedly from management’s expectations. We caution readers not to place undue reliance upon any such forward-looking statements. We do not intend to update forward-looking statements other than as required by law.

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